Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Actinium Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.001 par value per share			(1)(2)
Fees to be Paid	Equity	Preferred stock, $0.001 par value per share			(1)(2)
Fees to be Paid	Other	Units			(1)(2)
Fees to be Paid	Other	Warrants			(1)(2)
Fees to be Paid	Other	Subscription Rights			(1)(2)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)				$4,811,165.78		$0.00014760	$710.13

Fees Previously Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)				$93,896,397.78		$0.00011020	$10,347.39

Carry Forward Securities
Carry Forward Securities	Equity	Common stock, $0.001 par value per share	415(a)(6)		(1)(2)(3)			(1)(3)			(3)	S-3	333-242322	August 14, 2020		(3)
Carry Forward Securities	Equity	Preferred stock, $0.001 par value per share	415(a)(6)		(1)(2)(3)			(1)(3)			(3)	S-3	333-242322	August 14, 2020		(3)
Carry Forward Securities	Other	Units	415(a)(6)		(1)(2)(3)			(1)(3)			(3)	S-3	333-242322	August 14, 2020		(3)
Carry Forward Securities	Other	Warrants	415(a)(6)		(1)(2)(3)			(1)(3)			(3)	S-3	333-242322	August 14, 2020		(3)
Carry Forward Securities	Other	Subscription Rights	415(a)(6)		(1)(2)(3)			(1)(3)			(3)	S-3	333-242322	August 14, 2020		(3)
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$401,292,436.44	(1)(2)(3)		$401,292,436.44	(1)(2)(3)			(3)	S-3	333-242322	August 14, 2020	$45,991.92	(3)

Total Offering Amounts							$500,000,000			$57,049.44

Total Fees Previously Paid										$56,339.31

Total Fee Offsets										-

Net Fee Due										$710.13

(1)	Pursuant to Rule 416 of the Securities Act, this Registration Statement also any additional securities that may be offered or issued in connection with stock splits, stock dividends or similar transactions. These offered securities may be sold separately, together or as units with other offered securities. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)	Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the Registrant (including newly listed securities and carry-forward securities) will not exceed $500,000,000.

(3)	The Registrant previously registered $441,484,981.38 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (File No. 333-242322) filed on August 7, 2020, and declared effective on August 14, 2020 (the “Prior Registration Statement”), $401,292,436.44 of which remains unsold as of the date of filing of this registration statement (the “Unsold Securities”). The Registrant expects to carry forward to this registration statement the Unsold Securities pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended. The Registrant paid a registration fee of $57,304.75 in connection with the filing of the Prior Registration Statement of which $45,991.92 relates to the Unsold Securities. The $45,991.92 previously paid filing fee relating to such Unsold Securities under the Prior Registration Statement will continue to be applied to such Unsold Securities registered on this registration statement. For reasons stated above, the net registration fee paid in connection with the Unsold Securities is $0.

(4)	To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A